UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

AFFINITY GOLD CORP.
(Exact name of registrant as specified in charter)

Commission File Number 333-142890

Nevada	26-4152475
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7950 Main Street, Suite 217
Maple Grove, MN  55311
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  763-424-4754

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Share Exchange Agreement

On May 8, 2009, Affinity Gold Corp. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with AMR Project Peru, S.A.C.(“AMR”), a Peruvian corporation, and all the shareholders of AMR, whereby the Company has agreed to acquire 99.99% of the issued and outstanding shares in the capital of AMR in exchange for the issuance of 12,000,000 shares of common stock of the Company in aggregate to the shareholders of AMR on a pro rata basis in accordance with each AMR shareholders’ percentage of ownership in AMR.

AMR is the owner of the mining concession title named “AMR Project” covering 500 hectares and the mining concession certificate as evidenced by Certificate No. 7996-2006-INACC-UADA granted to AMR by the Republic of Peru, National Institute of Concessions and Mining Cadastre on December 11, 2006 (the “Mining Concession Rights”), which Mining Concession Rights are located in the Inambari River Basin on the flat plains region at an altitude greater than 1500’ and accessible by land and air, in the District of Ayapata, Province of Carabaya, Department of Puno, Peru.

The closing of the Share Exchange Agreement is to be held on June 15, 2009 (the “Closing Date”), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the parties to the Share Exchange Agreement, with any extension of the Closing Date being a maximum of 14 days per extension.

Mr. Antonio Rotundo, who is the President, CEO, CFO and a director of the Company is also a major shareholder of AMR along with his father, Mario Rotundo, who is the other major shareholder of AMR.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Letter Agreement

In addition, on May 8, 2009, Antonio Rotundo, the Company’s current President, CEO, CFO, and a director entered into a letter agreement (the “Letter Agreement”) with the Company, whereby Mr. Rotundo has agreed to cancel 26,500,000 shares of the 27,800,000 shares of common stock of the Company registered in his name concurrent with the closing of the Share Exchange Agreement.  Mr. Rotundo is agreeing to cancel such shares of common stock of the Company in order to encourage the Company to enter into the Share Exchange Agreement and to encourage equity investment into the Company.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.2, and which is incorporated herein by reference.

Item 8.01.  Other Events

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Share Exchange Agreement between Affinity Gold Corp., AMR Project Peru, S.A.C. and all the shareholders of AMR Project Peru, S.A.C., dated May 8, 2009.

10.2	Letter Agreement between Affinity Gold Corp. and Mr. Antonio Rotundo, dated May 8, 2009.

99.1	News release dated May 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2009
AFFINITY GOLD CORP.

	By:	/s/ Corey Sandberg
	Name:	Corey Sandberg
	Title:	Secretary & Director